Exhibit 99.1

European Wax Center, Inc. Reports Record Second Quarter Fiscal 2021 Results and Introduces Guidance for Fiscal 2021

Second Quarter Highlights (fiscal 2021 compared to fiscal 2020 and fiscal 2019 second quarter)

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System-wide sales were $218.5 million, a 443% increase from the second quarter of fiscal 2020 and a 15% increase from the second quarter of fiscal 2019
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Same-store sales rose 6.9% from the second quarter of fiscal 2019, a 13.1 percentage point increase from the first quarter 2021 same-store decline of 6.2%
•
Total revenue increased 343% to $47.9 million from the second quarter of fiscal 2020 and 11% from the second quarter of fiscal 2019
•
Net income grew $19.1 million to $7.7 million from the second quarter of fiscal 2020 and increased $3.9 million from the second quarter of fiscal 2019
•
Adjusted EBITDA grew $20.9 million to $19.8 million from the second quarter of fiscal 2020 and increased $8.4 million from the second quarter of fiscal 2019
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Introduce fiscal year 2021 guidance

Dallas, TX, September 14, 2021 - Today, European Wax Center, Inc. (NASDAQ: EWCZ), a leading personal care franchise brand founded in 2004, reports financial results for the 13 and 26 weeks ended June 26, 2021, compared to June 27, 2020, and June 29, 2019.

David Berg, Chief Executive Officer of European Wax Center, Inc., stated: "We are pleased to report strong second quarter results in a challenging environment. The quarter included significant sales and profit growth relative to pre-pandemic performance and with sales momentum building sequentially from our most recent two quarters, a positive indicator that guests continue to return to their beauty and personal care regimen following pandemic related closures. To this end, same store sales increased 6.9% on a two-year basis, which represents a 13-percentage point improvement from the first quarter of fiscal 2021. Total revenue for the second quarter of 2021 was up 11% compared to 2019 levels, driven by new center openings, new guest acquisition, long-standing guest retention, and positive product sales momentum.

We continue to see guest demand consistent with the non-discretionary services we provide, which demonstrates our guests' trust in and loyalty to our brand and our unparalleled experience as the leader in out-of-home waxing. The quarter also saw continued network expansion with 41 net new center openings since the second quarter of fiscal 2020 and 81 net new center openings since the second quarter of fiscal 2019. Overall, we grew adjusted EBITDA by $20.9 million compared to the second quarter of fiscal 2020 and $8.4 million compared to the second quarter of fiscal 2019 and delivered strong cash flow fueled by our asset-light business model and our ability to leverage spend as we grow."

"I want to thank our team, our franchise partners, wax specialists, and other stakeholders for their passion and commitment in contributing to our positive performance," continued Mr. Berg. "I also want to thank our guests who continue to trust us as the category leader in out-of-home waxing. Our purpose is to empower guests to feel great about themselves while delivering consistent, profitable growth and I am extremely proud of all that we have accomplished. As we look ahead, we recognize that the pandemic is not yet behind us and as such we have factored in known impacts into our outlook including a tight labor market in certain geographies. We are well positioned to continue expanding our brand presence and growing our market share over time and we expect to deliver long term sustainable growth and profitability for EWC and its stakeholders as a public company."

Results for the 13 weeks ended June 26, 2021, June 27, 2020, and June 29, 2019

13 Weeks Ended

(Dollars in $000’s)	June 26, 2021	June 27, 2020	June 29, 2019	Percent Change 2021 vs 2020	Percent Change 2021 vs 2019
Total Revenue	$47,902	$10,813	$43,251	343%	11%
Net Income	$7,729	$(11,372)	$3,808	168%	103%
Adjusted Net Income	$9,890	$(10,604)	$3,957	193%	150%
Adjusted EBITDA	$19,796	$(1,079)	$11,439	1,935%	73%
System-Wide Sales	$218,499	$40,252	$190,403	443%	15%

Second Quarter Fiscal 2021 results for the 13 weeks ended June 26, 2021, compared to the 13 weeks ended June 27, 2020, and 13 weeks ended June 29, 2019:

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System-wide sales, which includes the sale of services and retail products as well as cash payments for Wax Passes, were $218.5 million across the network of 815 locations, an increase of 443% from $40.3 million in the second quarter of fiscal 2020 and 15% from $190.4 million in the second quarter of fiscal 2019. The increase versus fiscal 2019 reflects increased spend by guests at existing centers and 81 net new center openings.
•
Same-store sales, which represents the year-over-year change in sales from waxing services performed and retail products sold for the base of centers open for at least 52 full weeks, increased 6.9% compared to fiscal 2019. Given the significant number of center closings in the second quarter of fiscal 2020 as a result of the pandemic, the Company does not believe a comparison to last year's second quarter is meaningful.
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Total revenue, which includes: the recurring sale of wax and retail products to franchisees, royalty and marketing fees from franchisees, and revenues from corporate-owned centers and other ancillary franchise fees, increased 343% to $47.9 million as compared to $10.8 million in the second quarter of fiscal 2020 and rose 11% from the second quarter of fiscal 2019. The increase relative to fiscal 2019 was driven by 81 net new center openings and positive same-store sales growth. Results for our second quarter of fiscal 2021 will be compared to both fiscal year 2020, which was significantly impacted by temporary pandemic-related center closures, and fiscal 2019, which represented a more “normal” year of operations.
o
Product sales grew to $26.5 million from $6.8 million in the second quarter of fiscal 2020 and $23.1 million from the second quarter of fiscal 2019.
o
Royalty fees were $12.0 million compared to $2.1 million in the second quarter of fiscal 2020 and $10.6 million in the second quarter of fiscal 2019.
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Marketing fees grew to $6.6 million from $1.2 million in the second quarter of fiscal 2020 and $5.9 million in the second quarter of fiscal 2019.
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Other revenue was $2.7 million compared to $0.6 million in the second quarter of fiscal 2020 and $3.6 million in the second quarter of fiscal 2019.
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Cost of revenue was $11.5 million, or 24.1% of total revenue compared to $3.7 million, or 34.4% of total revenue in the second quarter of fiscal 2020 and $11.3 million, or 26.1% of total revenue in the second quarter of fiscal 2019.
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Total operating expenses were $35.5 million compared to $17.7 million in the second quarter of fiscal 2020 and $35.7 million in the second quarter of fiscal 2019, which included a $2.1 million gain on the sale of corporate-owned centers.
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Net income totaled $7.7 million, compared to a net loss of $11.4 million in the second quarter of fiscal 2020 and net income of $3.8 million in the second quarter of fiscal 2019.
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Adjusted net income totaled $9.9 million in the second quarter of fiscal 2021 compared to an adjusted net loss of $10.6 million in the second quarter of fiscal 2020 and an adjusted net income of $4.0 million in the second quarter of fiscal 2019.
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Adjusted EBITDA grew $20.9 million to $19.8 million from ($1.1) million in the second quarter of fiscal 2020 and rose $8.4 million from the second quarter of fiscal 2019.

Results for the 26 weeks ended June 26, 2021, June 27, 2020, and June 29, 2019

26 Weeks Ended

(Dollars in $000’s)	June 26, 2021	June 27, 2020	June 29, 2019	Percent Change 2021 vs 2020	Percent Change 2021 vs 2019
Total Revenue	$84,559	$43,636	$80,089	94%	6%
Net Income	$8,831	$(10,413)	$7,193	185%	23%
Adjusted Net Income	$12,750	$(8,012)	$7,562	259%	69%
Adjusted EBITDA	$32,330	$10,633	$22,025	204%	47%
System-Wide Sales	$375,462	$198,256	$342,872	89%	10%

Year to Date Fiscal 2021 results for the 26 weeks ended June 26, 2021, compared to the 26 weeks ended June 27, 2020, and 26 weeks ended June 29, 2019:

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System-wide sales were $375.5 million, an increase of 89% from $198.3 million in the first half of fiscal 2020 and 9.5% from $342.9 million in the first half of fiscal 2019. The increase versus fiscal 2019 reflects increased spend by guests at existing centers and 81 net new center openings.
•
Same-store sales increased 1.3% compared to the first half of fiscal 2019. Given the significant number of center closings in the first half of fiscal 2020, the Company does not believe a comparison to last year's first half is meaningful.
•
Total revenue, which includes the recurring sale of wax and retail products to franchisees, royalty and marketing fees from franchisees, and revenues from corporate-owned centers and other ancillary franchise fees, increased 94% to $84.6 million as compared to $43.6 million in the first half of fiscal 2020 and rose 6% from the first half of fiscal 2019. The increase relative to fiscal 2019 was driven by 81 net new centers and positive same-store sales growth.
o
Product sales grew to $47.1 million from $25.2 million in the first half of fiscal 2020 and $43.2 million from the first half of fiscal 2019.
o
Royalty fees were $20.9 million compared to $11.0 million in the first half of fiscal 2020 and $19.1 million in the first half of fiscal 2019.
o
Marketing fees grew to $11.6 million from $4.8 million in the first half of fiscal 2020 and $10.9 million in the first half of fiscal 2019.
o
Other revenue was $5.0 million compared to $2.7 million in the first half of fiscal 2020 and $6.9 million in the first half of fiscal 2019.
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Cost of revenue was $21.5 million, or 25.4% of total revenue compared to $12.4 million, or 28.4% of total revenue in the first half of fiscal 2020 and $21.2 million, or 26.5% of total revenue in the first half of fiscal 2019.
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Total operating expenses were $66.6 million compared to $45.3 million in the first half of fiscal 2020 and $65.6 million in the first half of fiscal 2019, which included a $2.1 million gain on the sale of corporate-owned centers.
•
Net income totaled $8.8 million, compared to a net loss of $10.4 million in the first half of fiscal 2020 and net income of $7.2 million in the first half of fiscal 2019.
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Adjusted net income totaled $12.8 million in the first half of fiscal 2021 compared to an adjusted net loss of $8.0 million in the first half of fiscal 2020 and adjusted net income of $7.6 million in the first half of fiscal 2019.
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Adjusted EBITDA grew $21.7 million to $32.3 million from $10.6 million in the first half of fiscal 2020 and rose $10.3 million from fiscal 2019.

Balance Sheet Highlights

The Company ended the second quarter with $35.2 million in cash and cash equivalents, and there were $269.3 million in borrowings under the Company's credit facilities as of June 26, 2021. In August 2021, the Company entered into a new 5-year credit agreement maturing in August 2026, comprised of a $40.0 million revolving credit facility, including $5.0 million for letters of credit and a $180.0 million term loan. The Company was also able to secure better rates on its new credit agreement, from L+550 and 1% LIBOR floor in the prior facility to L+300 and 0% LIBOR floor in the current facility. Proceeds from the new term loan and the Company's initial public offering of its Class A common stock were used to repay and terminate the loans outstanding under its previous credit agreement. Funds available under the new revolving credit facility will, on an as-needed basis, be used to fund the Company's working capital needs, capital expenditures, and general corporate purposes. Net cash provided by operating activities totaled $7.9 million during the 26 weeks ended June 26, 2021.

Initial Public Offering

On August 9, 2021, European Wax Center, Inc. closed the initial public offering of its Class A common stock at $17.00 per share. The Company’s Class A common stock began trading on the Nasdaq Global Select Market on August 5, 2021, under the ticker symbol EWCZ. EWC sold 9,829,204 shares of its Class A common stock for net proceeds of $155.4 million after deducting underwriting discounts and commissions and before paying any offering expenses. In addition, the selling stockholders sold an additional 2,360,796 shares of our Class A common stock. We received no proceeds from the sale of shares by the selling stockholders. The shares sold by the Company and the selling stockholders were inclusive of 1,590,000 shares of Class A common stock sold pursuant to the underwriters’ option to purchase additional shares of Class A common stock.

Following our initial public offering our capital structure consisted of the following:

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63,742,728 shares of common stock consisting of:
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31,370,186 shares of our Class A common stock
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32,372,542 shares of our Class B common stock, which are paired with an equivalent number of EWC Venture Units. Together, a share of our Class B common stock and the corresponding EWC Ventures Unit is the equivalent of a share of our Class A common stock
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$180.0 million outstanding under the 2026 Term Loan
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An undrawn $40.0 million 2026 Revolving Credit Facility

2021 Fiscal Year Outlook

FY21 Outlook
Total Revenue	$173.0 million - $178.0 million
Adjusted Net Income	$26.5 million - $28.5 million
Adjusted EBITDA	$60.0 million - $63.0 million
New Center Openings, Net	52
System-Wide Sales	$788.0 million - $793.0 million
Same-Store Sales	High Single Digits
Effective Tax Rate	Approximately 12.5%

The Company's outlook incorporates an appropriate level of prudence into its guidance for the balance of the year. However, this outlook does not contemplate a meaningful change from today in consumer behavior driven by renewed concerns about the COVID-19 pandemic, nor does it include further impacts from incremental tightening in the labor market beyond what we see today.

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Webcast and Conference Call Information

European Wax Center, Inc. will host a conference call to discuss second quarter fiscal 2021 results today, September 14, 2021, at 5:00 p.m. ET. Those interested in participating in the conference call are invited to dial (844) 644-2466 (participant passcode 6755048). International callers may dial (918) 922-6900. A live webcast of the conference call will be available online at https://investors.waxcenter.com. A replay of the call will remain available on the website for 90 days.

About European Wax Center, Inc.

European Wax Center, Inc. is a leading personal care franchise brand founded in 2004. The Company offers expert wax services from certified Wax Specialists, ensuring that every guest who walks through the door leaves feeling confident—in European Wax Center, Inc. and themselves. The Company provides guests with a first class, professional waxing experience by the most highly trained estheticians in the industry, within the privacy of clean, individual waxing suites. They're so confident everyone will love the experience, European Wax Center, Inc. offers a free complimentary wax to each new guest. The Company continues to revolutionize the waxing category with its innovative, signature Comfort Wax™. This proprietary blend is formulated with the highest quality ingredients to leave skin feeling smooth and make waxing an efficient and relatively painless experience. To help enhance and extend waxing services after leaving the center, European Wax Center, Inc. offers a complete collection of proprietary products in the skincare, body, and brow categories. European Wax Center, Inc. is a leading wax specialty personal care brand in the United States and, as of June 26, 2021, its network includes 815 centers nationwide.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.'s strategy, outlook and growth prospects, and its operational and financial outlook for fiscal year 2021 and long-term targets. Words including "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," “project,” "seek," "should," “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management's current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: potential future impacts of the COVID-19 pandemic, including from variants thereof; the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its managements, employees, information systems and internal controls; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises, such as the COVID-19 pandemic, the Company’s operations and financial performance; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Registration Statement filed on Form S-1 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted Net Income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, and other one-time expenses.

We define Adjusted net income (loss) as Net Income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, and other one-time expenses. Please refer to “Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents” located in the financial supplement in this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income (loss). These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

 EWC Ventures, LLC and Subsidiaries

CONDENSED Consolidated Statements of Operations and Comprehensive Income (LOSS)

(Amounts in thousands)

(Unaudited)

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
REVENUE
Product sales	$26,524	$6,838	$47,141	$25,183
Royalty fees	12,030	2,101	20,880	11,002
Marketing fees	6,632	1,225	11,566	4,784
Other revenue	2,716	649	4,972	2,667
Total revenue	47,902	10,813	84,559	43,636
OPERATING EXPENSES
Cost of revenue	11,540	3,717	21,471	12,395
Selling, general and administrative	12,212	6,340	23,278	16,718
Advertising	6,515	2,603	11,399	6,291
Depreciation and amortization	5,271	5,040	10,409	9,938
Total operating expenses	35,538	17,700	66,557	45,342
Income (loss) from operations	12,364	(6,887)	18,002	(1,706)
Interest expense	4,635	4,485	9,171	8,707
NET INCOME (LOSS)	$7,729	$(11,372)	$8,831	$(10,413)
Items included in other comprehensive income (loss):
Unrealized gain on cash flow hedge	80	742	239	77
TOTAL COMPREHENSIVE INCOME (LOSS)	$7,809	$(10,630)	$9,070	$(10,336)

EWC Ventures, LLC and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands, except unit and per unit amounts)

(Unaudited)

	June 26, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$35,235	$36,720
Accounts receivable, net	10,514	5,070
Inventory	19,800	10,280
Prepaid expenses and other current assets	12,583	4,574
Advances to related parties	689	689
Total current assets	78,821	57,333
Property and equipment, net	4,513	5,039
Intangible assets, net	211,284	213,267
Goodwill	328,551	328,551
Other non-current assets	3,215	2,710
Total assets	$626,384	$606,900
LIABILITIES, MEZZANINE EQUITY, AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,838	$13,489
Long-term debt, current portion	2,428	2,428
Deferred revenue, current portion	2,752	2,351
Other current liabilities	181	181
Total current liabilities	29,199	18,449
Long-term debt, net	262,445	262,975
Deferred revenue, net of current portion	6,801	6,528
Other long-term liabilities	503	925
Total liabilities	298,948	288,877
Commitments and contingencies
Mezzanine equity:
Class A Founders’ Units (8,309,193 Class A Founders’ Units authorized, issued and outstanding as of June 26, 2021 and December 26, 2020)	151,809	89,240
Class D Units (2,500,000 Class D Units authorized, issued and outstanding as of June 26, 2021 and December 26, 2020; aggregate liquidation preference of $27,979 and $26,670 as of June 26, 2021 and December 26, 2020, respectively)	24,909	24,909
Members’ equity:
Class A Units (26,311,170 and 26,401,089 Class A Units authorized, issued and outstanding as of June 26, 2021 and December 26, 2020)	264,849	265,791
Class B Unit (1 Class B Unit authorized, issued and outstanding as of June 26, 2021 and December 26, 2020)	—	—
Class C Units (1,000 Class C Units authorized, issued and outstanding as of June 26, 2021 and December 26, 2020)	—	—
Additional paid-in capital	—	83
Accumulated deficit	(113,843)	(61,473)
Accumulated other comprehensive loss	(288)	(527)
Total liabilities, mezzanine equity, and members’ equity	$626,384	$606,900

EWC Ventures, LLC and Subsidiaries

CONDENSED Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	For the Twenty-Six Weeks Ended
	June 26, 2021	June 27, 2020
Cash flows from operating activities:
Net income (loss)	$8,831	$(10,413)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,409	9,938
Amortization of deferred financing costs	684	397
Provision for bad debts	405	—
Equity compensation	557	1,246
Changes in assets and liabilities:
Accounts receivable	(6,712)	(2,059)
Inventory	(9,520)	(3,121)
Prepaid expenses and other assets	(7,562)	(129)
Accounts payable and accrued liabilities	10,260	(12,468)
Deferred revenue	674	(582)
Other long-term liabilities	(166)	11
Net cash provided by (used in) operating activities	7,860	(17,180)
Cash flows from investing activities:
Purchases of property and equipment	(323)	(2,269)
Reacquisition of area representative rights	(7,594)	(33,026)
Net cash used in investing activities	(7,917)	(35,295)
Cash flows from financing activities:
Proceeds on line of credit	—	27,000
Proceeds on long-term debt	—	15,000
Principal payments on long-term debt	(1,214)	(1,183)
Deferred loan costs	—	(606)
Distributions to members	—	(1,669)
Contributions from members	728	24,909
Repurchase of Class A Units	(942)	—
Net cash (used in) provided by financing activities	(1,428)	63,451
Net (decrease) increase in cash	(1,485)	10,976
Cash, beginning of period	36,720	10,264
Cash, end of period	$35,235	$21,240
Supplemental cash flow information:
Cash paid for interest	$8,362	$7,766
Non-cash investing activities:
Reacquired rights purchased included in accounts payable and accrued liabilities	$50	$1,588
Non-cash financing activities:
Non-cash equity distributions	$—	$122

A reconciliation of GAAP Net Income (loss) to Adjusted Net Income (loss) is set forth below for the periods indicated:

(Unaudited)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	June 26, 2021	June 27, 2020	June 29, 2019	June 26, 2021	June 27, 2020	June 29, 2019
(in thousands)
Net income (loss)	$7,729	$(11,372)	$3,808	$8,831	$(10,413)	$7,193
Exit costs - lease abandonment(1)	—	—	—	—	159	—
Corporate headquarter relocation(2)	—	63	—	—	546	—
Share-based compensation(3)	259	419	149	557	1,246	369
IPO-related costs(4)	1,859	100	—	2,982	100	—
Other compensation-related costs(5)	43	186	—	380	350	—
Adjusted Net income (loss)	$9,890	$(10,604)	$3,957	$12,750	$(8,012)	$7,562

(1) Represents exit costs related to abandoned leases resulting from our corporate headquarters relocation.

(2) Represents costs related to employee relocation, severance and moving fees resulting from our corporate headquarter relocation.

(3) Represents non-cash equity-based compensation expense.

(4) Represents legal, accounting and other costs incurred in preparation for initial public offering.

(5) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team.

A reconciliation of GAAP Net Income (loss) to EBITDA and Adjusted EBITDA is set forth below for the periods indicated:

(Unaudited)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	June 26, 2021	June 27, 2020	June 29, 2019	June 26, 2021	June 27, 2020	June 29, 2019
(in thousands)
Net income (loss)	$7,729	$(11,372)	$3,808	$8,831	$(10,413)	$7,193
Interest expense	4,635	4,485	3,772	9,171	8,707	7,286
Provision for income taxes	—	—	—	—	—	—
Depreciation	413	400	565	841	771	1,175
Amortization	4,858	4,640	3,145	9,568	9,167	6,002
EBITDA	$17,635	$(1,847)	$11,290	$28,411	$8,232	$21,656
Exit costs - lease abandonment(1)	—	—	—	—	159	—
Corporate headquarter relocation(2)	—	63	—	—	546	—
Share-based compensation(3)	259	419	149	557	1,246	369
IPO-related costs(4)	1,859	100	—	2,982	100	—
Other compensation-related costs(5)	43	186	—	380	350	—
Adjusted EBITDA	$19,796	$(1,079)	$11,439	$32,330	$10,633	$22,025
Adjusted EBITDA margin	41.3%	-10.0%	26.4%	38.2%	24.4%	27.5%

(1) Represents exit costs related to abandoned leases resulting from our corporate headquarters relocation.

(2) Represents costs related to employee relocation, severance and moving fees resulting from our corporate headquarter relocation.

(3) Represents non-cash equity-based compensation expense.

(4) Represents legal, accounting and other costs incurred in preparation for initial public offering.

(5) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team.

Contacts

Investor Contacts:

ICR, Inc.

Allison Malkin/Nina Weiss

IR@myewc.com

203-682-8225

For Company:

European Wax Center, Inc.

Amir Yeganehjoo

Amir.yeganehjoo@myewc.com

469-217-7486

Media Contacts:

Creative Media Marketing

Meredith Needle

Ewc@cmmpr.com

212-979-8884